UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2007

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 327-7266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 8.01 OTHER EVENTS

On February 20, 2007, PTS, Inc. (“PTSH”) entered into a Non-Binding Letter of Intent (the “Letter of Intent”) with Dr. Albert A. Gomez, an individual, who collectively holds fifty four point six nine percent (54.69%) of the issued and outstanding common stock and five million (5,000,000) shares of Series B Preferred stock of Strategic Healthcare Systems, Inc., a publicly traded Pink Sheet company (“SHCS”).

Under the terms of the Letter of Intent, SHCS will transfer eighty eight point thirty three percent (88.33%) ownership interest in SHCS to PTSH in exchange for a promissory note in the amount  three million five hundred thousand dollars ($3,500,000) which will be secured with three million five hundred thousand (3,500,000) shares of Series E Preferred Stock from PTSH.  At the time of closing, SHCS will become a subsidiary of PTSH.  The closing date is expected to be on or before May 31, 2007.  A copy of the Letter of Intent is included as Exhibit 10.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Submitted herewith:

Exhibit	Description
10.1	Letter of Intent between PTS, Inc. and Dr. Albert A. Gomez dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2007	PTS, Inc.

By /s/ Peter Chin
Peter Chin, President